UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 193
Date of Report (Date of earliest event reported): March 3, 2023

NorthStar Healthcare Income, Inc.
(Exact name of Registrant as Specified in its Charter)

Maryland	000-55190	27-3663988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
16 East 34th Street, 18th Floor,
New York, NY 10016
(Address of Principal Executive Offices, Including Zip Code)

(929) 777-3135
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in connection with the appointment of Kendall K. Young and Nicholas R. Balzo as Chief Executive Officer and President and Chief Financial Officer and Treasurer, respectively, on October 21, 2022, NorthStar Healthcare Income, Inc. (the “Company”) agreed to grant Mr. Young and Mr. Balzo a one-time, long-term incentive award (each, an “LTIP Award”) having a target value of $3,800,000 and $855,000, respectively, as soon as practicable following commencement of their employment.

On March 3, 2023, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of the Company approved the form of award agreement for the LTIP Awards (the “Form of LTIP Agreement”) and granted the LTIP Awards in accordance with the Company’s Amended and Restated Long Term Incentive Plan.

Subject to continued employment, the LTIP Awards will vest on December 31, 2025, with 25% vesting automatically on such date and 75% vesting on such date if and to the extent certain performance criteria are achieved, and will be paid in cash. The payout opportunity for the performance component of the LTIP Awards ranges from zero to 150% of the target value, depending upon the amounts distributed to stockholders, or available to be distributed to stockholders as determined by the Board in its sole discretion, over the vesting period. If, prior to the vesting date, (a) either Mr. Young or Mr. Balzo’s employment is terminated because of his death or disability, by the Company without cause or by him for good reason, a pro rata portion of his respective award will vest or (b) a change of control occurs, the award will vest and be paid following the change of control based on the level of achievement of the performance goal as of the change of control.

The foregoing description of the LTIP Awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of LTIP Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Long-Term Incentive Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: March 9, 2023	By:	/s/ Nicholas R. Balzo
Nicholas R. Balzo
Chief Financial Officer, Treasurer and Secretary
3